As filed with the Securities and Exchange Commission on January 4, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WPP plc

(Exact name of registrant as specified in its charter)

JERSEY	NONE
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27 Farm Street

London W1J 5RJ

Telephone: 011-44-20-7408-2204

(Address of principal executive offices)

WPP GROUP PLC ANNUAL BONUS DEFERRAL PROGRAMME

WPP GROUP PLC RESTRICTED STOCK PLAN

(Full title of the plan)

ANDREA HARRIS, ESQ.

GROUP CHIEF COUNSEL

27 Farm Street

London W1J 5RJ

(Name and address of agent for service)

011-44-20-7318-0030

(Telephone number, including area code, of agent for service)

Copy to:

CURT C. MYERS, ESQ.

DAVIS & GILBERT LLP

1740 BROADWAY

NEW YORK, N.Y. 10019

(212) 468-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, nominal value 10p each, (2) issuable under, or issuable to the Registrant’s Depositary to support American Depositary Shares issuable under:
WPP Group PLC Annual Bonus Deferral Programme	5,000,000	$14.334(3)	$71,670,000	$9,775.79
WPP Group PLC Restricted Stock Plan	50,000,000	$14.334(3)	$716,700,000	$97,757.88
TOTAL	55,000,000			$107,533.67

(1)	Includes an indeterminate amount of additional Ordinary Shares that may be necessary to adjust the number of Ordinary Shares subject to issuance pursuant to the Plans set forth above, as a result of any future stock split, stock dividend or similar transaction with respect to Ordinary Shares.
(2)	American Depositary Shares of the Registrant (“ADS”), some of which may be evidenced by American Depositary Receipts issuable upon deposit of Ordinary Shares, nominal value 10p each, of the Registrant (“Ordinary Shares”), have been registered under a separate registration statement on Form F-6 (File No. 333-185755). Each ADS represents five Ordinary Shares.
(3)	Estimated solely for purposes of calculating the registration fee. Such estimate has been calculated pursuant to Rule 457(c) based on 20% of the average of the high and low prices of the ADSs as reported on NASDAQ on December 28, 2012.

In accordance with the provisions of Rule 462 under the Securities Act, this registration statement will become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE

References to the “Company” and the “Registrant” mean WPP plc, a public limited company incorporated under the Companies (Jersey) Law 1991 (as amended). References to the “2012 Predecessor Registrant” mean WPP 2012 Limited, a public limited company incorporated under the Companies (Jersey) Law 1991 (as amended) formerly known as WPP plc.

This Registration Statement registers an additional 55,000,000 Ordinary Shares, nominal value 10p each, for which registration statements filed on this form relating to the same employee benefit plans are effective. Consequently, pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed by WPP Group plc (Registration Nos. 333-129640 and 333-152662), are incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the WPP Group PLC Annual Bonus Deferral Programme and the WPP Group PLC Restricted Stock Plan (collectively, the “Plans”) as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission, such documents are not required to be filed with the Commission as part of this Registration Statement. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of the Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(a) or additional information about the Plans is available without charge by contacting:

Andrea Harris, Esq.

Group Chief Counsel

27 Farm Street

London W1J 5RJ

011-44-20-7318-0030

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed with the Commission by the Registrant or the 2012 Predecessor Registrant are incorporated by reference in the Registration Statement:

(a)	Annual Report on Form 20-F for the year ended December 31, 2011.

(b)	Report on Form 6-K filed on August 30, 2012, which includes financial statements for the six months ended June 30, 2012.

(c)	Report on Form 6-K filed on January 2, 2013, which includes a description of the Registrant’s share capital and American Depositary Shares, representing the Registrant’s ordinary shares.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 146 of WPP plc’s Articles of Association provides:

“As far as the legislation allows, the Company may:

(a)	indemnify any director of the Company (or of an associated body corporate) against any liability;

(b)	indemnify a director of a company that is a trustee of an occupational pension scheme for employees (or former employees) of the Company (or of an associated body corporate) against liability incurred in connection with the company’s activities as trustee of the scheme;

(c)	purchase and maintain insurance against any liability for any director referred to in (a) or (b) above; and

(d)	provide any director referred to in (a) or (b) above with funds (whether by loan or otherwise) to meet expenditure incurred or to be incurred by him in defending any criminal, regulatory or civil proceedings or in connection with an application for relief (or to enable any such director to avoid incurring such expenditure).

The powers given by this article shall not limit any general powers of the Company to grant indemnities, purchase and maintain insurance or provide funds (whether by way of loan or otherwise) to any person in connection with any legal or regulatory proceedings or applications for relief.”

Article 77 of the Companies (Jersey) Law 1991 (as amended) provides:

“(1)	Subject to paragraphs (2) and (3), any provision, whether contained in the articles of, or in a contract with, a company or otherwise, whereby the company or any of its subsidiaries or any other person, for some benefit conferred or detriment suffered directly or indirectly by the company, agrees to exempt any person from, or indemnify any person against, any liability which by law would otherwise attach to the person by reason of the fact that the person is or was an officer of the company shall be void.

(2)	Paragraph (1) does not apply to a provision for exempting a person from or indemnifying the person against –

(a)	any liabilities incurred in defending any proceedings (whether civil or criminal) –

(i)	in which judgment is given in the person’s favor or the person is acquitted,

(ii)	which are discontinued otherwise than for some benefit conferred by the person or on the person’s behalf or some detriment suffered by the person, or

(iii)	which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), the person was substantially successful on the merits in the person’s resistance to the proceedings;

(b)	any liability incurred otherwise than to the company if the person acted in good faith with a view to the best interests of the company;

(c)	any liability incurred in connection with an application made under Article 212 in which relief is granted to the person by the court; or

(d)	any liability against which the company normally maintains insurance for persons other than directors.

(3)	Nothing in this Article shall deprive a person of any exemption or indemnity to which the person was lawfully entitled in respect of anything done or omitted by the person before the coming into force of this Article.

(4)	This Article does not prevent a company from purchasing and maintaining for any such officer insurance against any such liability.”

WPP plc maintains an insurance policy for its directors and officers in respect of liabilities arising from any act, error or omission while acting in their capacities as directors or officers of WPP plc or any associated company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

Exhibit No.	Description

4.1	Memorandum and Articles of Association of WPP plc (incorporated herein by reference to Exhibit 1 of the Registrant’s Report on Form 6-K filed with the Commission on January 2, 2013 (File No. 000-16350)).

4.2	Deposit Agreement, dated as of January 2, 2013, among WPP plc, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit 99.(A) of the Registrant’s Registration Statement on Form F-6 filed with the Commission on December 31, 2012 (File No. 333-185755)).

4.3	Form of American Depositary Receipt (incorporated herein by reference to Exhibit 99.(A) of the Registrant’s Registration Statement on Form F-6 filed with the Commission on December 31, 2012 (File No. 333-185755)).

5.1	Opinion of Mourant Ozannes regarding the validity of the securities to be registered.*

23.1	Consent of Deloitte LLP.*

23.2	Consent of Mourant Ozannes (included in the opinion filed as Exhibit 5.1).

24	Powers of Attorney (included on signature page).*

*	Filed herewith

ITEM 9.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on January 4, 2013.

WPP plc

/s/ Paul W.G. Richardson
By:	Paul W.G. Richardson
Title:	Group Finance Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated in respect of WPP plc. In addition, each of the undersigned hereby severally and individually constitutes and appoints Sir Martin Sorrell and Paul W. G. Richardson his or her true and lawful attorneys-in-fact, each with power of substitution, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable to enable WPP plc to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of securities registered pursuant hereto, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ Philip Lader	Chairman (non-executive) of the Board of Directors	January 4, 2013
Philip Lader

/s/ Sir Martin Sorrell	Chief Executive Officer (Principal Executive Officer and Director)	January 4, 2013
Sir Martin Sorrell

/s/ Paul W. G. Richardson	Finance Director (Principal Financial Officer and Director) and Authorized Representative in the United States	January 4, 2013
Paul W. G. Richardson

/s/ David Barker	Finance Controller (Controller)	January 4, 2013
David Barker

/s/ Mark J. Read	Executive Director	January 4, 2013
Mark J. Read

/s/ Colin Day	Non-Executive Director	January 4, 2013
Colin Day

/s/ Esther Dyson	Non-Executive Director	January 4, 2013
Esther Dyson

/s/ Orit Gadeish	Non-Executive Director	January 4, 2013
Orit Gadeish

/s/ Ruigang Li	Non-Executive Director	January 4, 2013
Ruigang Li

/s/ Stanley W. Morten	Non-Executive Director	January 4, 2013
Stanley W. Morten

Non-Executive Director
Koichiro Naganuma

/s/ John A. Quelch	Non-Executive Director	January 4, 2013
John A. Quelch

/s/ Jeffrey A. Rosen	Non-Executive Director	January 4, 2013
Jeffrey A. Rosen

/s/ Timothy Shriver	Non-Executive Director	January 4, 2013
Timothy Shriver

/s/ Paul Spencer	Non-Executive Director	January 4, 2013
Paul Spencer

/s/ Sol Trujillo	Non-Executive Director	January 4, 2013
Sol Trujillo

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Mourant Ozannes regarding validity of securities being registered.

23.1	Consent of Deloitte LLP.

23.2	Consent of Mourant Ozannes (included in the opinion filed as Exhibit 5.1).

24	Powers of Attorney (included on signature page).